EMPLOYMENT & NON-COMPETE AGREEMENT

This Agreement is made as of October 11, 1995 between Infodata Systems Inc., a Virginia corporation (the "Company"), and Richard M. Tworek ("Employee"). The Company and Employee agree as follows:

1. Employment. The Company agrees to employ Employee and Employee accepts such employment by the Company upon the terms and conditions set forth in this Agreement, for the period beginning on the date of this Agreement and ending upon termination pursuant to paragraph 4 (the "Employment Period").

2. Compensation. In consideration for the valuable services to be rendered by Employee and for his agreement not to compete against the Company as described in paragraph 5, the Company hereby agrees that during the two years of the Employment Period, the Company will pay Employee a gross salary at the annual rate of $125,000 per annum (the "Base Salary"). Employee's Base Salary may be adjusted annually based on an annual performance salary review as determined in the reasonable discretion of the Board of Directors of the Company (the "Board"); provided, however, that Employee's Base Salary may not be adjusted to an amount which is less than the initial base salary amount stated above. Employee will also be eligible for participation in the Company's incentive compensation program and Stock Option Plan. Employee will be appointed as a corporate senior vice president of the Company and the president of the Merex Division of the Company, as well as appointed to serve on the Company's Management Committee, all for such time as may be determined in the reasonable discretion of the Board.

3. Services. During the Employment Period, Employee agrees to devote his best efforts and substantially all of his business time and attention to the business affairs of the Company (except for reasonable vacation periods subject to the reasonable approval of the Board or reasonable periods of illness or other incapacity). During the Employment Period, Employee agrees to render such services as the Board may from time to time direct. During the Employment Period, Employee agrees that he will not, except with the prior written consent of the Board or President of the Company, become engaged in or render services for any business other than the business of the Company. The Board and the President of the Company hereby agree that Employee may render services for the businesses listed on Exhibit "A" hereto so long as Employee's services to such other businesses does not unreasonably interfere, in the opinion of the Board or the President of the Company, with Employee's performance of his duties to the Company.

4. Termination. The Employment Period will continue from the date of this Agreement for a period of twenty-four (24) months, unless extended by the mutual agreement of the Company and Employee or unless terminated earlier by (a) Employee's death or permanent disability which renders the Employee unable to perform his duties hereunder (as determined by the provider of the Company's disabili-


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ty insurance under the terms of the Company's  disability insurance policy), (b)
by Employee's resignation upon prior written notice to the Company of sixty (6) days or (c) the Board for Cause. For purpose of this paragraph 4, "Cause" shall mean (i) the failure or refusal of Employee to follow the lawful directives of the Board or its designee (except due to sickness, injury or disabilities), (ii) inattention to duty or any other willful, reckless or negligent act (or omission to act) by Employee, which, in the good faith judgment of the Board, materially injures the Company, including the failure to follow the policies and procedures of the Company, (iii) a material breach of this Agreement by Employee or (iv) the commission by Employee of a felony or other crime involving moral turpitude or the omission by Employee of an act of financial dishonesty against the Company.

5.       Non-Compete.

         (a) The non-compete provisions of this paragraph 5 will apply to Employe during the Employment Period and upon the expiration of the Employment Period or the earlier termination of the Employment Period under paragraphs 4(b) or 4(c) above. In the event the Employment Period is earlier terminated without Cause, then no part of this paragraph 5 will apply to Employee.

         (b) Employee recognizes and acknowledges that by virtue of accepting employment hereunder, Employee will acquire valuable knowledge, enhance his professional skills and experience, and learn proprietary trade secrets and Confidential Information (as hereinafter defined in paragraph 6) of the Company. In consideration of the foregoing and this employment contract, Employee agrees that during the Employment Period and for two (2) years thereafter (the "Non-Compete Period"), Employee will not directly or indirectly (i) request, induce or attempt to influence any then existing client, customer or supplier of the Company to curtail any business they are currently, or in the last 36 months have been, transacting with the Company or Merex, Inc.; (ii) distrub, or attempt to disturb, any business relationship between any third party and the Company or Merex, Inc.; or (iii) make any statement to any third party, including the press or media, likely to result in adverse publicity for the Company or Merex, Inc. (the "Non-Compete"). Furthermore, during the Non- Compete Period, Employee shall not, without the Company's prior written consent, directly or indirectly, solicit, encourage or attempt to influence any employee to leave the employment of the Company or Merex, Inc. Employee agrees that for a one (1) year period immediately following the Employment Period, Employee shall not employ any person who is or was an employee of the Company or Merex, Inc. Employee agress that the restraint imposed under this paragraph 5 is reasonable and not unduly harsh or oppressive.


(c) If, at the time of enforcement of any provision of paragraph 5(b) above, a court or arbitrator holds that the


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restrictions  stated therein are unreasonable under circumstances then existing, the Company and Employee agree that the maximum period, scope, or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

         (d) Since a material purpose of this Agreement is to protect the Company's investment in the Employee and to secure the benefits of his background and general experience in the industry, the parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this paragraph 5. Therefore, in the event of a breach by Employee of any of the provisions of this paragraph 5, the Company or its successors or assigns may, in addition to other rights and remedies existing in its favor, apply to any court or law or equity of competent jurisdiction for specific performance and/or inunctive or other relief in order to enforce or prevent any violations of the provisions of this Agreement.

6. Confidential Information. Employee acknowledges that the information, observations, data and trade secrets (collectively, "Confidential Information") obtained by him during the course of his performance under this Agreement concerning the business or affairs of the Company are the property of the Company. For purposes of this Agreement, "trade secret" means any method, program or compilation of information which is used in the Company's business, including but not limited to: (a) techniques, plans and materials used by the Company, (b) business and marketing methods and strategies employed by the Company, (c) all computer hardware and software developed or utilized by the Company in its business and (d) all lists of past, present or prospective clients, customers and suppliers of the Company. For purposes of this Agreement, all such Confidential Information of the Company shall include all Confidential Information of Merex, Inc. Employee agress that he will not disclose to any unauthorized person or use for his own account any of such Confidential Information without the Board's writen consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions to act or become known to Employee lawfully outside the scope of his employment under this Agreement. Employee agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company which he may then possess or have under his control.

7. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by overnight courier (e.g. Federal Express) or mailed by first class certified mail, return receipt requested, to the recipient at the address below indicated:


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To the Company:                     Infodata Systems Inc.
                                    12150 Monument Drive, Suite 400
                                    Fairfax, Virginia  22033
                                    Attention:  Mr. Harry Kaplowitz, President



To Employee:                        Richard M. Tworek
                                    3856 St. Clair Court
                                    Monrovia, Maryland  21770

or such other address or to the attention of such other Person as the recipient party shall have specified by prior writen notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or mailed.

8. Miscellaneous. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are for any reason whatsoever invalid, voidor otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the fullest extent permitted by law. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee and the Company, and their respective successors and assigns. Employee may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company. The Company may assign its rights and delegate its duties hereundfer without the consent of Employee to Permitted Transferees. All questions concerning the construction, validity and interpretation of the Agreement will be governed by the internal law, and not the law of conflicts, of the State of Virginia. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Employee.

9. Definitions. "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or any department or agency thereof. "PERMITTED TRANSFEREE" shall mean (a) any successor by merger or consolidation to the Company or any Permitted Transferee; (b) any purchaser of all or substantially all of the Company's or any Permitted Transferee's assets; and (c) any lender to (i) the Company, (ii) any Permitted Transferee and/or


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(iii) any affiliate of the Company or of any Permitted Transferee.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

INFODATA SYSTEMS INC.

By: /s/Harry Kaplowitz                          /s/Richard M. Tworek
    ---------------------                       ------------------------
    Harry Kaplowitz                             Richard M. Tworek
    President


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